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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-60187, No. 333-46159, No. 333-63662, No. 333-134381, and No. 333-134382) and on Form S-3 (No. 333-126205) of Clean Harbors, Inc. of our report dated March 31, 2005 relating to the consolidated financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 16, 2007

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  EXHIBIT 23.1